Dewmar International BMC, Inc.

Consolidated Balance Sheet

As of December 31, 2014

UNAUDITED

Dewmar
International
Consolidated

ASSETS

Current Assets
Cash and cash equivalents	$3,603,899
Account receivables	100,502
Related party receivable	-
Advances to related party	-
Inventory	128,499
Prepaid expenses and other current assets	-
Total Current Assets	$3,832,900

Investment in Cirrus MD	20,000

Property & equipment, net of accumulated depreciation of $21,760	19,295

Total assets	$3,872,195

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$762,323
Notes payable and Accrued Interest	276,387
Convertible Notes payable, net of unamortized
discount of $34,047	127,911
Derivative liability	317,665
Total Current Liabilities	$1,484,286

Total Liabilities	$1,484,286

Stockholders' Equity
Preferred Stock; $0.001 par value; 50,000,000 shares authorized; 50,000,000 and - issued and outstanding, respectively	$50,000

Common stock; $0.001 par value; 2,450,000,000 shares authorized, 2,476,163,513 issued and outstanding at December 31, 2014	3,510,513

Additional paid-in capital	3,586,296
Retained Earnings (Accumulated deficit)	(4,758,900)
Total Stockholders' Deficit	$2,387,909

Total Liabilities and Stockholders' Deficit	$3,872,195